                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a party other than the Registrant / /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-12

                           SILICON LABORATORIES INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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

                                    [LOGO] S
                              SILICON LABORATORIES


                           SILICON LABORATORIES INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 24, 2003


TO THE STOCKHOLDERS OF SILICON LABORATORIES INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Silicon Laboratories Inc., a Delaware corporation, will be held on April 24, 2003, at 9:30 a.m. Central Time at the Lady Bird Johnson Wildflower Center, 4801 La Crosse Avenue, Austin, Texas 78739, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

     1. To elect two Class II directors to serve on the Board of Directors until our 2006 annual meeting of stockholders, or until their successors are duly elected and qualified;

     2. To ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending January 3, 2004; and

     3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         Only stockholders of record at the close of business on February 24, 2003 are entitled to notice of and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at our executive offices.

         All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the Proxy in the envelope enclosed for your convenience, or vote your shares by telephone or internet as promptly as possible. Should you receive more than one Proxy because your shares are registered in different names and addresses, each Proxy should be signed and returned, or voted by telephone or internet to assure that all your shares will be voted. You may revoke your Proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your Proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

                                                Sincerely,

                                                /s/ Navdeep S. Sooch
                                                --------------------
                                                Navdeep S. Sooch
                                                CHIEF EXECUTIVE OFFICER AND
                                                CHAIRMAN OF THE BOARD


Austin, Texas
March 17, 2003

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY AND VOTE YOUR SHARES BY TELEPHONE, BY INTERNET OR BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURNING IT IN THE ENCLOSED ENVELOPE.

                            SILICON LABORATORIES INC.
                                4635 BOSTON LANE
                              AUSTIN, TEXAS 78735

                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 24, 2003

GENERAL

         The enclosed Proxy is solicited on behalf of the Board of Directors of Silicon Laboratories Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on April 24, 2003 at 9:30 a.m. Central Time at the Lady Bird Johnson Wildflower Center, 4801 La Crosse Avenue, Austin, Texas 78739. These proxy solicitation materials were mailed on or about March 17, 2003, to all stockholders entitled to vote at the Annual Meeting.

VOTING

         The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying notice and are described in more detail in this Proxy Statement. On February 24, 2003, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were 48,988,084 shares of our common stock outstanding and no shares of our preferred stock were outstanding. Each stockholder is entitled to one vote for each share of common stock held by such stockholder on February 24, 2003. The presence, in person or by proxy, of the holders of a majority of our shares entitled to vote is necessary to constitute a quorum at this Annual Meeting. Stockholders may not cumulate votes in the election of directors. The vote of a plurality of the shares of our common stock present in person or represented by proxy at this meeting and entitled to vote on the election of directors is necessary for the election of a director. The nominees receiving the greatest number of votes at this meeting will be elected to our Board of Directors, even if they receive less than a majority of such shares.

         All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes (i.e., a Proxy submitted by a broker or nominee specifically indicating the lack of discretionary authority to vote on the matter). Abstentions and broker non-votes will be counted as present for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining whether each proposal has been approved.

PROXIES

         If the enclosed form of Proxy is properly signed and returned or you properly follow the instructions for telephone or internet voting, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the Proxy does not specify how the shares represented thereby are to be voted, the Proxy will be voted FOR the election of the directors proposed by the Board of Directors unless the authority to vote for the election of such directors is withheld and, if no contrary instructions are given, the Proxy will be voted FOR the approval of the selection of Ernst & Young LLP as our independent auditors. You may revoke or change your Proxy at any time before the Annual Meeting by filing with our Secretary at our principal executive offices at 4635 Boston Lane, Austin, Texas 78735, a notice of revocation or another signed Proxy with a later date. You may also revoke your Proxy by attending the Annual Meeting and voting in person.

SOLICITATION

         We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone or other means by directors, officers or employees. No additional compensation will be paid to these individuals for any such services. Except as described above, we do not presently intend to solicit Proxies other than by mail.

DEADLINE FOR RECEIPT OF FUTURE STOCKHOLDER PROPOSALS

         Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, stockholder proposals to be presented at our 2004 Annual Meeting of Stockholders and in our proxy statement and form of proxy relating to that meeting must be received by us at our principal executive offices in Austin, Texas, addressed to our Chief Financial Officer, not later than November 18, 2003, the date which is 120 days prior to March 17, 2004. These proposals must comply with applicable Delaware law, the rules and regulations promulgated by the Securities and Exchange Commission and the procedures set forth in our bylaws. Unless we receive notice in the manner specified in the previous sentence, the Proxy holders shall have discretionary authority to vote against any proposal presented at our 2004 Annual Meeting of Stockholders.

                   MATTERS TO BE CONSIDERED AT ANNUAL MEETING
                       PROPOSAL ONE: ELECTION OF DIRECTORS

GENERAL

         The Board of Directors is divided into three classes, designated Class I, Class II and Class III. Each class is as nearly equal in size as practicable, with staggered three-year terms. The term of office of the Class II directors, David R. Welland and H. Berry Cash, expires at this Annual Meeting. Mr. Welland and Mr. Cash have been nominated to continue as Class II Directors. The two directors elected as Class II Directors at the Annual Meeting will serve for a term of three years expiring at the 2006 annual meeting of stockholders, or until their successor(s) have been duly elected and qualified or until their earlier death, resignation or removal.

         Each nominee for election has agreed to serve if elected, and management has no reason to believe that the nominees will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the Annual Meeting, the Proxies will be voted for any nominee who may be designated by our present Board of Directors to fill the vacancy. Unless otherwise instructed, the Proxy holders will vote the Proxies received by them FOR the nominees named below.

NOMINEES FOR CLASS II DIRECTORS WITH TERMS EXPIRING IN 2006

David R. Welland, 47 ..... co-founded Silicon Laboratories in August 1996 and has served as a Vice President and as a director since our inception. From November 1991 until founding Silicon Laboratories, Mr. Welland held various positions at Crystal Semiconductor/Cirrus Logic, including Senior Design Engineer. Mr. Welland holds a B.S. in electrical engineering from the Massachusetts Institute of Technology.

H. Berry Cash, 64 ........ has served as a director of Silicon Laboratories since June 1997. Mr. Cash has served as general partner of InterWest Partners, a venture capital firm, since 1986. Mr. Cash currently serves on the Board of Directors of the following public companies:
                           Microtune, a designer and manufacturer of RF silicon and systems "gateway" solutions for the broadband communications and consumer electronics markets; i2 Technologies, a provider of intelligent e-business and marketplace solutions; Ciena Corporation, a designer and manufacturer of dense wavelength division multiplexing systems for fiber optic networks; Airspan Networks, a provider of broadband fixed wireless access communication systems; and Liberte Investors, an investment company. Mr. Cash holds a B.S. in electrical engineering from Texas A&M University and a M.B.A. from Western Michigan University.


OTHER DIRECTORS

         Set forth below is information concerning our other directors whose term of office continues after this Annual Meeting.

CONTINUING CLASS III DIRECTORS WITH TERMS EXPIRING IN 2004

Jeffrey  W. Scott, 41 .... co-founded Silicon Laboratories in August 1996 and has served as a Vice President and as a director since our inception. From October 1989 until founding Silicon Laboratories, Mr. Scott held various positions at Crystal Semiconductor/Cirrus Logic, including Vice President of Engineering (Computer Products), Design Manager and Design Engineer. From 1985 until 1989, Mr. Scott served as a Design Engineer with AT&T Bell Labs. Mr. Scott holds a B.S. in electrical engineering from Lehigh University and a M.S. in electrical engineering from the Massachusetts Institute of Technology.

William G. Bock, 52 ...... has served as a director of Silicon Laboratories since March 2000. Since April 2002, Mr. Bock has been a general partner of CenterPoint Ventures, a venture capital firm. From April 2001 to March 2002, Mr. Bock served as a partner of Verity Ventures, a venture capital firm. From June 1999 to March 2001, Mr. Bock served as a Vice President and General Manager at the Hewlett-Packard Company. Mr. Bock held the position of President and Chief Executive Officer of DAZEL Corporation from February 1997 until its acquisition by the Hewlett-Packard Company in June 1999.

                           From October 1994 to February 1997, Mr. Bock served as Chief Operating Officer of Tivoli Systems, a client server software company, which was acquired by IBM in March 1996. Mr. Bock holds a B.S. in Computer Science from Iowa State University and a M.S. in Industrial Administration from Carnegie Mellon University.

CONTINUING CLASS I DIRECTORS WITH TERMS EXPIRING IN 2005

Navdeep  S. Sooch, 40 .... co-founded Silicon Laboratories in August 1996 and has served as our Chief Executive Officer and Chairman of the Board since our inception. From March 1985 until founding Silicon Laboratories, Mr. Sooch held various positions at Crystal Semiconductor/Cirrus Logic, a designer and manufacturer of integrated circuits, including Vice President of Engineering, as well as Product Planning Manager of Strategic Marketing and Design Engineer. From May 1982 to March 1985, Mr. Sooch was a Design Engineer with AT&T Bell Labs. Mr. Sooch holds a B.S. in electrical engineering from the University of Michigan, Dearborn and a M.S. in electrical engineering from Stanford University.

William  P. Wood, 47 ..... has served as a director of Silicon Laboratories since March 1997. Since 1984, Mr. Wood has been a general partner, and for certain funds created since 1996, a special limited partner, of various funds associated with Austin Ventures, a venture capital firm. Since 1996, Mr. Wood has also served as general partner of Silverton Partners, an investment firm. Mr. Wood serves on the Board of Directors of Crossroads Systems, a provider of storage routers for storage area networks. Mr. Wood holds a B.A. in history from Brown University and a M.B.A. from Harvard University.

BOARD COMMITTEES AND MEETINGS

         During fiscal 2002, our Board of Directors held eight meetings and acted by unanimous written consent one time. The Board of Directors has an Audit Committee, a Compensation Committee and a Special Stock Option Committee. Each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which such director served during fiscal 2002.

         AUDIT COMMITTEE. The Audit Committee reports to the Board of Directors with regard to the selection of our independent auditors, the scope of the annual audits, the fees to be paid to the independent auditors, the performance of our independent auditors, compliance with our accounting and financial policies, and management's procedures and policies relative to the adequacy of our internal accounting controls. The Board of Directors has adopted a written charter for the Audit Committee. The members of the Audit Committee are independent as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The members of the Audit Committee are Messrs. Bock, Cash and Wood. Mr. Bock serves as Chairman of the Audit Committee. The Audit Committee held four meetings during fiscal 2002.

         COMPENSATION COMMITTEE. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding our compensation policies and all forms of compensation to be provided to our executive officers and other employees. In addition, the Compensation Committee has authority to administer our stock option and stock purchase plans. The members of the Compensation Committee are Messrs. Bock, Cash and Wood. Mr. Wood serves as Chairman of the Compensation Committee. The Compensation Committee held two meetings and acted by unanimous written consent one time during fiscal 2002.

         SPECIAL STOCK OPTION COMMITTEE. The Special Stock Option Committee, which is composed of Mr. Sooch, approves grants of options from our 2000 Stock Incentive Plan to non-executive officers and employees. The Board of Directors generally reviews the grants made by the Special Stock Option Committee at the next meeting of the Board of Directors. The Special Stock Option Committee acted 25 times by written consent at regular intervals during fiscal 2002.

DIRECTOR COMPENSATION AND INDEMNIFICATION ARRANGEMENTS

         Non-employee directors receive option grants at periodic intervals under the automatic option grant program of our 2000 Stock Incentive Plan. Under the automatic option grant program, each individual who first becomes a non-employee director receives an option grant to purchase 30,000 shares of common stock on the date such individual joins the board. In addition, on the date of each annual stockholders meeting, each non-employee director who continues to serve as a non-employee director is automatically granted an option to purchase 5,000 shares of common stock, provided such individual has served as a non-employee director for at least six months. Under this program, on the date of our 2002 annual meeting of stockholders, Messrs. Bock, Cash and Wood each received an option grant to purchase 5,000 shares of common stock at an exercise price per share of $30.15. In addition, directors are eligible to receive option grants under the discretionary option grant program of the 2000 Stock Incentive Plan. During fiscal 2002, Messrs. Bock, Cash and Wood also each received an option grant to purchase 5,000 shares of common stock at an exercise price per share of $24.30 under the discretionary option grant program. The automatic grants and discretionary grants are each immediately exercisable, vest on the first anniversary of the date of grant and have exercise prices equal to fair market value as of the grant date.

         In October 2002, the Board of Directors unanimously approved a cash compensation plan which provides $25,000 per year in cash compensation for each non-employee director and $20,000 per year in additional cash compensation for the chairman of the audit committee. Such payments are paid in equal quarterly installments on the last day of each calendar quarter. Messrs. Bock, Cash and Wood were each paid one quarterly installment of the cash compensation plan for non-employee directors of $6,250 during fiscal 2002. Additionally, Mr. Bock was paid one quarterly installment of $5,000 for his service as chairman of the audit committee during fiscal 2002. This cash compensation plan was instituted, based on a review of compensation provided to directors of similarly situated companies, to provide incentives to retain directors as well as to attract additional highly-qualified and motivated individuals to serve on our Board of Directors.

         We reimburse directors for all reasonable out-of-pocket expenses incurred in attending board and committee meetings.

         Our certificate of incorporation limits the personal liability of our board members for breaches by them of their fiduciary duties. Our bylaws require us to indemnify our directors to the fullest extent permitted by Delaware law. We have also entered into indemnification agreements with all of our directors and have purchased directors' and officers' liability insurance.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         OUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES FOR CLASS II DIRECTORS LISTED ABOVE.

    PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC AUDITORS

         Our Audit Committee appointed the firm of Ernst & Young LLP as our independent public auditors for the fiscal year ending January 3, 2004. Ernst & Young LLP has audited our financial statements since our inception in 1996. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

         AUDIT FEES: Audit fees billed to us by Ernst & Young LLP for fiscal 2002 totaled $146,000 for the audit of our annual financial statements included in our Form 10-K and the review of our financial statements included in our quarterly reports on Form 10-Q.

         OTHER FEES: All other fees were $230,500, including tax-related services of $205,800 and audit-related fees of $24,700. Audit-related services included fees for statutory audits, accounting consultations and review of SEC registration statements.

         FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES: We did not engage Ernst & Young LLP to provide advice regarding financial information systems design and implementation during fiscal 2002.

         Our Audit Committee has reviewed the fees described above and believes that such fees are compatible with maintaining the independence of Ernst & Young LLP.

         Stockholder ratification of the appointment of Ernst & Young LLP as our independent public auditors is not required by our bylaws or other applicable legal requirement. However, the appointment of Ernst & Young LLP is being submitted to the stockholders for ratification. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain the firm. Even if the appointment is ratified, the Audit Committee at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the company and its stockholders.


RECOMMENDATION OF THE BOARD OF DIRECTORS

         UPON THE RECOMMENDATION OF OUR AUDIT COMMITTEE, OUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP TO SERVE AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JANUARY 3, 2004.


                                  OTHER MATTERS

         We know of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

                            OWNERSHIP OF SECURITIES

         The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of January 31, 2003 by (i) all persons who are beneficial owners of five percent or more of our common stock, (ii) each director and nominee for director, (iii) the executive officers named in the Summary Compensation Table of the Executive Compensation section of this Proxy Statement and (iv) all current directors and executive officers as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable.

                                                                                       PERCENTAGE OF
                                                               SHARES                OUTSTANDING SHARES
                                                            BENEFICIALLY                BENEFICIALLY
            BENEFICIAL OWNER(1)                                OWNED                      OWNED(2)
---------------------------------------------              --------------           --------------------
Navdeep S. Sooch(3) .........................                6,120,895                     12.5%

David R. Welland ............................                5,240,131                     10.7%

Jeffrey W. Scott(4) .........................                3,238,331                      6.6%

Daniel A. Artusi(5) .........................                  255,638                       *

Gary R. Gay(6) ..............................                  219,609                       *

Bradley J. Fluke(7) .........................                  370,978                       *

Jonathan D. Ivester(8) ......................                  429,928                       *

William P. Wood(9) ..........................                3,438,399                      7.0%

H. Berry Cash(10) ...........................                  494,346                      1.0%

William G. Bock(11) .........................                   73,487                       *

Entities deemed to be affiliated with
AXA Financial, Inc(12) ......................                7,847,930                     16.0%

Entities deemed to be affiliated with FMR
Corp. ("Fidelity")(13) ......................                6,156,634                     12.6%

Entities deemed to be affiliated with
Putnam, LLC(14) .............................                4,870,777                     9.9%

Entities deemed to be affiliated with
Austin Ventures(15) .........................                3,880,448                     7.9%

Entitles deemed to be affiliated with
Pilgram Baxter & Associates(16) .............                2,666,200                     5.4%

All directors and executive officers as
a group (13 persons)(17) ....................               20,162,300                    40.6%

---------------------------

* Represents beneficial ownership of less than one percent.
(1) Unless otherwise indicated in the footnotes, the address for the beneficial owners named above is 4635 Boston Lane, Austin, Texas 78735.
(2) Percentage of ownership is based on 48,982,487 shares of common stock outstanding on January 31, 2003. Shares of common stock subject to stock options which are currently exercisable or will become exercisable within 60 days after January 31, 2003 are deemed outstanding for computing the percentage of the person or group holding such options, but are not deemed outstanding for computing the percentage of any other person or group.

(3) Includes 184,500 shares held in trusts for the benefit of Mr. Sooch's children, 235,000 shares held in a family limited partnership, and 108,000 shares issuable upon the exercise of stock options. Mr. Sooch shares voting and investment power with respect to the 184,500 shares held in trusts for the benefit of his children and the 235,000 shares held in the family limited partnership.
(4)  Includes 63,000 shares issuable upon the exercise of stock options.
(5)  Includes 126,666 shares issuable upon the exercise of stock options.
(6)  Includes 49,609 shares issuable upon the exercise of stock options.
(7) Includes 89,942 shares issuable upon the exercise of stock options and 12,860 shares held in trusts. Mr. Fluke has shared voting and investment power with respect to 4,860 of the shares held in the trusts.
(8) Includes 81,332 shares issuable upon exercise of stock options and 118,000 shares held in a family trust. Mr. Ivester has shared voting and investment power with respect to the 118,000 shares held in trust.
(9) Includes 2,713,434 shares indicated as owned by Mr. Wood due to his affiliation with certain funds affiliated with Austin Ventures. Mr. Wood is a general partner of AV Partners IV, L.P., the general partner of Austin Ventures IV-A, L.P. and Austin Ventures IV-B, L.P. and a special limited partner of AV Partners V, L.P., the General Partner of Austin Ventures V, L.P. and Austin Ventures V Affiliates Fund, L.P. Mr. Wood disclaims beneficial ownership of the shares held by such entities, except to the extent of his pecuniary interest in such shares. Also includes 4,400 shares held by the Silverton Foundation, a nonprofit corporation of which Mr. Wood is a trustee, 100,422 shares held by Silverton Partners, of which Mr. Wood is the general partner, 172,196 shares held directly by Mr. Wood, 225,752 shares held by Mr. Wood as custodian for certain family members, 172,195 shares held by Mr. Wood's spouse and 50,000 shares issuable upon exercise of stock options. Mr. Wood's address is c/o Austin Ventures, 300 W. Sixth Street, Suite 2300, Austin, Texas 78701.
(10) Includes 109,346 shares held in two trusts for the benefit of Mr. Cash's family members and 20,000 shares issuable upon the exercise of stock options. Mr. Cash has sole voting and investment power over the 109,346 shares held in the trusts.
(11) Includes 53,375 shares issuable upon exercise of stock options.
(12) Pursuant to a Schedule 13G/A dated February 12, 2003 filed with the Securities and Exchange Commission, AXA Financial, Inc. reported that as of December 31, 2002, it and certain related entities had sole voting power over 3,900,050 shares, shared voting power over 3,933,980 shares, and sole dispositive power over 7,847,930 shares and that its address is 1290 Avenue of Americas, New York, New York 10104.
(13) Pursuant to a Schedule 13G/A dated February 14, 2003 filed with the Securities and Exchange Commission, FMR Corp. reported that as of December 31, 2002, it and certain related entities had sole voting power over 593,687 shares and sole dispositive power over 6,156,634 shares and that its address is 82 Devonshire Street, Boston, MA 02109.
(14) Pursuant to a Schedule 13G/A dated February 5, 2003 filed with the Securities and Exchange Commission, Putnam LLC reported that as of December 31, 2002, it and certain related entities had shared voting power over 596,211 shares and shared dispositive power over 4,870,777 shares and that its address is One Post Office Square, Boston, MA 02109.
(15) Pursuant to a Schedule 13G/A dated February 11, 2003 filed with the Securities and Exchange Commission, includes:
     o    11,854 shares held by AV Partners IV, L.P.
     o    315,688 shares held by Austin Ventures IV-A, L.P
     o    662,312 shares held by Austin Ventures IV-B, L.P.
     o    1,555,894 shares held by Austin Ventures V, L.P.
     o    167,686 shares held by Austin Ventures V Affiliates Fund, L.P.
     o 131,873 shares held by Joseph C. Aragona, of which 127,473 are held directly by Mr. Aragona and 4,400 are held directly by the Aragona Foundation, of which Mr. Aragona is a trustee.
     o 174,138 shares held by Kenneth P. DeAngelis, of which 73,092 are held directly by Mr. DeAngelis and 101,046 are held directly by DeAngelis Ltd., of which Mr. DeAngelis is the sole general partner.
     o 48,161 shares held by John D. Thornton, of which 3,342 are directly held by Mr. Thornton and 44,819 are directly owned by a family limited partnership, of which Mr. Thornton is the general partner.
     o    87,877 shares held by Blaine Wesner.
     o    724,965 shares held by Mr. Wood (see footnote 9).
     The address of Austin Ventures is 300 W. Sixth Street, Suite 2300, Austin, Texas 78701.
(16) Pursuant to a Schedule 13G dated February 10, 2003 filed with the Securities and Exchange Commission, Pilgram Baxter & Associates reported that as of December 31, 2002, it and certain related entities had sole voting power over 2,412,000 shares and sole dispositive power over 2,666,200 shares and that its address is 1400 Liberty Ridge Drive, Wayne, PA 19087-5593.
(17) Includes an aggregate of 709,590 shares issuable upon exercise of stock options.

                              CERTAIN TRANSACTIONS

         REGISTRATION RIGHTS. According to the terms of the investors' rights agreement among us, investors who purchased shares of our preferred stock in financings prior to our initial public offering and Messrs. Sooch, Scott, Welland and our former Chief Financial Officer John McGovern, investors in our preferred stock holding an aggregate of at least two-thirds of the shares of common stock issued upon conversion of the preferred stock are entitled to demand that we file a registration statement with respect to the registration of their shares under the Securities Act of 1933, provided that those investors request that such registration statement register the resale of at least half of the outstanding shares held by them. We are not required to effect more than two such registrations or more than one such registration during any 365 day period.

         In addition, certain holders of shares of our common stock, including Messrs. Sooch, Scott, Welland, McGovern, and Cash, Silverton Partners and entities affiliated with Austin Ventures and other stockholders have "piggyback" registration rights with respect to the future registration of shares of our common stock under the Securities Act. If we propose to register any shares of our common stock under the Securities Act, the holders of shares having piggyback registration rights are entitled to receive notice of such registration and are entitled to include their shares in the registration.

         Holders of registration rights may also require us to file up to three registration statements on Form S-3 under the Securities Act with respect to their shares of common stock.

         These registration rights are subject to conditions and limitations, including the right of the underwriters of an offering to limit the number of shares of common stock to be included in the registration. We are generally required to bear all of the expenses of all registrations under the investors' rights agreement, except underwriting discounts and commissions. The investors' rights agreement also contains our commitment to indemnify holders of registration rights for certain losses they may incur in connection with registrations under the agreement. Registration of any of the shares of common stock held by security holders with registration rights would result in those shares becoming freely tradable without restriction under the Securities Act.

         STOCK OPTIONS GRANTED TO DIRECTORS AND EXECUTIVE OFFICERS. For more information regarding the grant of stock options to executive officers and directors, please see "Director Compensation and Indemnification Arrangements" above and "Stock Options" below.

         INDEMNIFICATION, INSURANCE AND LIMITATION OF LIABILITY. Our bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law. We have entered into indemnification agreements with all of our directors and executive officers and have purchased directors' and officers' liability insurance. In addition, our certificate of incorporation limits the personal liability of the members of our Board of Directors for breaches by the directors of their fiduciary duties.

                             AUDIT COMMITTEE REPORT

         The following is the report of the Audit Committee with respect to the audit of our fiscal 2002 audited consolidated financial statements:

         Management is responsible for the company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the company's consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes.

         In this context, the Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the company's consolidated financial statements in the Annual Report were prepared in accordance with accounting principles generally accepted in the United States, and the Committee has reviewed and discussed the consolidated financial statements in the Annual Report with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

         The company's independent auditors also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent auditors that firm's independence. The Audit Committee reviewed non-audit services provided by its independent auditors for the last fiscal year, and determined that those services are not incompatible with maintaining the auditors' independence.

         Based upon the Committee's discussion with management and the independent auditors and the Committee's review of the representation of management and the report of the independent auditors to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the company's Annual Report on Form 10-K for the year ended December 28, 2002 filed with the Securities and Exchange Commission.

         Submitted by the Audit Committee of the Board of Directors:


                                               William G. Bock (Chairman)
                                               H. Berry Cash
                                               William P. Wood

                             EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS AND DIRECTORS

         Set forth below is information regarding the executive officers and directors of Silicon Laboratories as of January 31, 2003.


NAME                             AGE     POSITION
-----                           -----    ---------
Navdeep S. Sooch ............     40     Chief Executive Officer and Chairman of the Board
Daniel A. Artusi ............     48     President and Chief Operating Officer
Russell J. Brennan ..........     48     Chief Financial Officer
Jeffrey W. Scott ............     41     Vice President and Director
David R. Welland ............     47     Vice President and Director
Gary R. Gay .................     52     Vice President
Bradley J. Fluke ............     41     Vice President
Jonathan D. Ivester .........     47     Vice President
David P. Bresemann ..........     37     Vice President
Edmund G. Healy .............     48     Vice President
William P. Wood .............     47     Director
H. Berry Cash ...............     64     Director
William G. Bock .............     52     Director

Navdeep S. Sooch ......... co-founded Silicon Laboratories in August 1996 and has served as our Chief Executive Officer and Chairman of the Board since our inception. From March 1985 until founding Silicon Laboratories, Mr. Sooch held various positions at Crystal Semiconductor/Cirrus Logic, a designer and manufacturer of integrated circuits, including Vice President of Engineering, as well as Product Planning Manager of Strategic Marketing and Design Engineer. From May 1982 to March 1985, Mr. Sooch was a Design Engineer with AT&T Bell Labs. Mr. Sooch holds a B.S. in electrical engineering from the University of Michigan, Dearborn and a M.S. in electrical engineering from Stanford University.

Daniel A. Artusi.......... has served as our Chief Operating Officer since
                           August 2001 and as President since January 2003. Prior to joining Silicon Laboratories, Mr. Artusi held various positions at Motorola. From August 1999 to August 2001, Mr. Artusi served as Corporate Vice President and General Manager of Motorola's Networking and Computing Systems Group. Mr. Artusi served as Vice President and General Manager of Motorola's Wireless Infrastructure Systems Division from May 1997 to August 1999 and as General Manager of Motorola's RF Products Division from April 1996 to May 1997. Mr. Artusi currently serves on the Board of Directors of Powerwave Technologies. Mr. Artusi studied electronics engineering at the Instituto Tecnologico de Buenos Aires, Argentina from 1972 through 1976.

Russell J. Brennan........ has served as our Vice President and Chief Financial
                           Officer since September 2002. Mr. Brennan worked for Analog Devices, Inc., a designer and manufacturer of integrated circuits, from January 1988 to September 2002, where he most recently served as Vice President of Finance and Corporate Controller. From 1984 to 1988, Mr. Brennan served as Controller for the Analog Unit of Fairchild Semiconductor, a designer and manufacturer of semiconductors for multiple end market applications prior to its acquisition by National Semiconductor. From 1982 to 1984, Mr. Brennan served as Controller for Schlumberger Well Services, a supplier for the oil and gas industry. From 1978 to 1982, Mr. Brennan served in various financial roles at Texas Instruments. Mr. Brennan holds a B.A. in Economics from Boston College and a M.B.A. with a concentration in Finance and Accounting from New York University Graduate School of Business.

Jeffrey W. Scott ......... co-founded Silicon Laboratories in August 1996 and has served as a Vice President and as a director since our inception. From October 1989 until founding Silicon Laboratories, Mr. Scott held various positions at Crystal Semiconductor/Cirrus Logic, including Vice President of Engineering (Computer Products), Design Manager and Design Engineer. From 1985 until 1989, Mr. Scott served as a Design Engineer with AT&T Bell Labs. Mr. Scott holds a B.S. in electrical engineering from Lehigh University and a M.S. in electrical engineering from the Massachusetts Institute of Technology.

David R. Welland ......... co-founded Silicon Laboratories in August 1996 and has served as a Vice President and as a director since our inception. From November 1991 until founding Silicon Laboratories, Mr. Welland held various positions at Crystal Semiconductor/Cirrus Logic, including Senior Design Engineer. Mr. Welland holds a B.S. in electrical engineering from the Massachusetts Institute of Technology.

Gary R. Gay .............. joined Silicon Laboratories in October 1997 as Vice
                           President. Previously, Mr. Gay was with Crystal Semiconductor/Cirrus Logic from 1985 to September 1997 where he most recently served as Vice President of North American Sales. From 1979 to 1985, Mr. Gay was International Sales Manager and Asia Pacific Sales Manager with Burr-Brown Corporation, a designer and manufacturer of semiconductor components. Mr. Gay holds a B.S. in electrical engineering from the Rochester Institute of Technology.

Bradley J. Fluke ......... has served as a Vice President since April 1997.
                           Previously, he served as the Director of Marketing of the Computer Products Division of Crystal Semiconductor/Cirrus Logic from June 1990 to April 1997. From 1984 to 1990, Mr. Fluke held various marketing positions in the Data Converter Group for Analog Devices Inc. Mr. Fluke holds a B.S. in electrical engineering from Rochester Institute of Technology.

Jonathan D. Ivester ...... joined Silicon Laboratories in September 1997 as Vice
                           President. From May 1984 to September 1997, Mr. Ivester was with Applied Materials and served as Director of Manufacturing and Director of U.S. Procurement in addition to various engineering and manufacturing management positions. Mr. Ivester was a scientist at Bechtel Corporation, an engineering and construction company, from 1980 to 1982 and at Abcor, Inc., an ultrafiltration company and subsidiary of Koch Industries, from 1978 to 1980. Mr. Ivester holds a B.S. in chemistry from the Massachusetts Institute of Technology and a M.B.A. from Stanford University.

David P. Bresemann ....... joined Silicon Laboratories in July 1998 as Marketing
                           Director and has served as Vice President since May 2002. From February 1992 to July 1998, Mr. Bresemann worked as Director of Marketing for Crystal Semiconductor/Cirrus Logic. Mr. Bresemann also worked as a Key Account Sales Engineer for Analog Devices Inc. from July 1988 to January 1992. Mr. Bresemann holds a B.S. in electrical engineering from the University of Arizona.

Edmund G. Healy .......... has served as Vice President since June 1998. From
                           September 1992 to June 1998, Mr. Healy worked as General Manager of the Magnetic Storage Division at Crystal Semiconductor/Cirrus Logic. Mr. Healy held various Senior Marketing and Product Planning positions for Zilog, a designer and manufacturer of application specific standard products, and GEC Plessey Semiconductor, from 1987 to 1992. From 1983 to 1987, Mr. Healy was an Assistant Professor of Electrical Engineering at the United States Military Academy after serving as an Infantry Officer from 1976 to 1981. Mr. Healy holds a B.S. in electrical engineering from the United States Military Academy, a M.S. in electrical engineering from Georgia Institute of Technology and a M.S. in management from Stanford University.

FOR INFORMATION ON OUR NON-EMPLOYEE DIRECTORS, SEE PROPOSAL ONE.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table provides certain summary information concerning the compensation earned, by our Chief Executive Officer and each of the four other most highly compensated executive officers whose salary and bonus for fiscal 2002 was in excess of $100,000, for services rendered in all capacities to us and our subsidiaries for the fiscal year ended December 28, 2002.

                                    SUMMARY COMPENSATION TABLE
                                                                                                 LONG-TERM
                                                     ANNUAL COMPENSATION                        COMPENSATION
                                      ---------------------------------------------  ---------------------------
                                                                          OTHER
                                                                          ANNUAL      RESTRICTED     SECURITIES
NAME AND                                                               COMPENSATION     STOCK        UNDERLYING
PRINCIPAL POSITION                     YEAR    SALARY ($)   BONUS ($)     ($)(1)      AWARDS ($)       OPTIONS
------------------                    ------   -----------  ---------  ------------  ------------   ------------
Navdeep S. Sooch ...................   2002     $291,923    $435,000      $1,500         --            200,000
  Chief Executive Officer              2001      262,500      37,500          --         --            283,000
  and Chairman of the Board            2000      243,846      33,995       1,500         --                 --

Daniel A. Artusi ...................   2002      280,000     406,500       1,500         --            100,000
  President and                        2001       96,923     100,000(2)       --     $3,035,985(3)     400,000
  Chief Operating Officer

Gary R. Gay ........................   2002      175,000     210,350       1,500         --             35,000
  Vice President                       2001      166,346      35,000       1,500         --             70,000
                                       2000      159,231      70,806       1,500         --             20,000

Bradley J. Fluke ...................   2002      170,288     179,010       1,500         --             40,000
  Vice President                       2001      166,346      20,000       1,500         --             70,000
                                       2000      158,462      49,968       1,500         --             20,000

Jonathan D. Ivester ................   2002      164,116     176,800       1,500         --             35,000
  Vice President                       2001      157,308      20,000       1,500         --             65,000
                                       2000      140,962      49,611       1,500         --             20,000

----------------------
(1) "Other Annual Compensation" represents contributions made by the Company to match the first $1,500 of contributions made by the named executive officer to his 401(k) plan.
(2)  Includes a $50,000 reporting bonus.
(3) On August 27, 2001, Daniel Artusi purchased 150,000 shares of restricted stock at their par value of $0.0001 per share. The closing price of the company's Common Stock on the Nasdaq National Market on that day was $20.24 per share. The shares vest in a series of seven equal annual installments measured from the date of issuance. To the extent the company declares any dividend on its Common Stock, such dividend would be payable on such restricted stock. As of December 28, 2002, Mr. Artusi held 128,572 shares of restricted stock, valued at $2,565,011 based on the closing price of the company's Common Stock on the Nasdaq National Market of $19.95 per share.

STOCK OPTIONS

         The following table contains information concerning the stock options granted to our executive officers named in the Summary Compensation Table of the Executive Compensation section of this Proxy Statement during the 2002 fiscal year. All the grants were made under our 2000 Stock Incentive Plan. Unless otherwise indicated, the exercise prices represent the fair market value of the common stock on the grant date.

                                 OPTION GRANTS IN LAST FISCAL YEAR


                                                 INDIVIDUAL GRANTS                              POTENTIAL REALIZABLE
                          -----------------------------------------------------------------       VALUE AT ASSUMED
                           NUMBER OF      % OF TOTAL                                            ANNUAL RATES OF STOCK
                           SECURITIES       OPTIONS                  MARKET                       PRICE APPRECIATION
                           UNDERLYING     GRANTED TO     EXERCISE   PRICE ON                      FOR OPTION TERM (1)
                            OPTIONS      EMPLOYEES IN     PRICE     DATE OF      EXPIRATION   --------------------------
NAME                        GRANTED     FISCAL YEAR(2)   ($/SH)(3)   GRANT          DATE         5% ($)        10% ($)
----                      ------------  --------------   ---------  --------     ----------   -----------    -----------
Navdeep S. Sooch ........   200,000(4)       9.49%         $24.30    $24.30      06/12/2012    $3,056,428     $7,745,588

Daniel A. Artusi ........   100,000(4)       4.75%          24.30     24.30      06/12/2012     1,528,214      3,872,794

Gary R. Gay..............    15,000(4)       0.71%          24.30     24.30      06/12/2012       229,232        580,919
                             20,000(5)       0.95%          20.19     20.19      10/23/2012       253,948        643,553

Bradley J. Fluke.........    20,000(4)       0.95%          24.30     24.30      06/12/2012       305,643        774,559
                             20,000(5)       0.95%          20.19     20.19      10/23/2012       253,948        643,553

Jonathan D. Ivester .....    15,000(4)       0.71%          24.30     24.30      06/12/2012       229,232        580,919
                             20,000(5)       0.95%          20.19     20.19      10/23/2012       253,948        643,553

------------------------

(1) The potential realizable value is calculated from the closing price of Common Stock on the dates of grants to executive officers. These amounts represent certain assumed rates of appreciation only. There can be no assurance provided to any executive officer or other holder of our securities that the actual stock price appreciation over the ten-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of our common stock appreciates over the option term, no value will be realized from those option grants which were made to our executive officers named in the Summary Compensation Table of the Executive Compensation section of this Proxy Statement with an exercise price equal to the fair market value of the option shares on the grant date.
(2) Percentage is based on 2,106,850 shares underlying options granted to employees during the fiscal year ended December 28, 2002 from the 2000 Stock Incentive Plan.
(3) The exercise price may be paid in cash or in shares of our common stock valued at fair market value on the exercise date. Alternatively, the option may be exercised through a cashless exercise procedure. Outstanding options will become exercisable on an accelerated basis if we are acquired and (i) such options are not assumed or (ii) upon termination under certain circumstances within 18 months following an acquisition.
(4) Options were granted on June 13, 2002 and become exercisable in a series of twelve equal successive monthly installments over the twelve-month period following June 13, 2005.
(5) Options were granted on October 24, 2002 and become exercisable in a series of twelve equal successive monthly installments over the twelve-month period following October 24, 2005.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END VALUES

         The following table provides information, with respect to our executive officers named in the Summary Compensation Table of the Executive Compensation section of this Proxy Statement, concerning the exercise of options during the 2002 fiscal year and unexercised options held by them at of the end of that fiscal year.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

                                                                                                VALUE OF UNEXERCISED
                                                              NUMBER OF UNEXERCISED            IN-THE-MONEY OPTIONS AT
                              SHARES                        OPTIONS AT FISCAL YEAR-END         FISCAL YEAR-END ($)(1)
                            ACQUIRED ON       VALUE       -----------------------------    ------------------------------
NAME                         EXERCISE      REALIZED ($)    EXERCISABLE   UNEXERCISABLE      EXERCISABLE   UNEXERCISABLE
----                        -----------    ------------   ------------- ---------------    ------------- ----------------
Navdeep S. Sooch ........       --                --          95,500          387,500         $463,175       $909,375
Daniel  A.  Artusi              --                --         106,666          393,334              --              --
Gary R. Gay .............       --                --          43,442          109,558          563,250        196,050
Bradley J. Fluke ........       --                --          82,387          107,613        1,214,860        175,840
Jonathan D. Ivester......       --                --          75,416          104,584        1,198,695        192,005

----------------------
(1) Based upon the closing selling price per share of our common stock on the Nasdaq National Market on the last day of the 2002 fiscal year, which was $19.95, less the option exercise price payable per share.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL
ARRANGEMENTS

         The Compensation Committee of the Board of Directors, as Plan Administrator of the 2000 Stock Incentive Plan, has the authority to provide for accelerated vesting of the shares of our common stock subject to any outstanding options held by any executive officer or any unvested share issuances actually held by such individual, in connection with certain changes in control of us or the subsequent termination of the officer's employment following the change in control event.

         Our 2000 Stock Incentive Plan, which governs the options granted to the named executive officers, includes the following change in control provisions which may result in the accelerated vesting of outstanding option grants and stock issuances:

         o In the event that we are acquired, each outstanding option under the discretionary option grant program will, unless assumed or replaced by the successor or otherwise continued in effect, will immediately become exercisable for all the option shares, and all outstanding unvested shares will immediately vest, except to the extent our repurchase rights with respect to those shares are assigned to the successor or otherwise continued in effect.

         o The plan administrator has the authority under the discretionary option grant program to provide that those options will automatically vest in full (i) upon an acquisition of the company, whether or not those options are assumed or replaced, (ii) upon a hostile change in control of the company effected through a tender offer for more than 50% of our outstanding voting stock or by proxy contest for the election of board members, or (iii) in the event the individual's service is terminated, whether involuntarily or for good reason, within a designated period (not to exceed 18 months) following an acquisition in which those options are assumed or replaced or a hostile change in control.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         None of our executive officers serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee. No member of the Compensation Committee serves or has previously served as one of our officers or employees.

              COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         It is the duty of the Compensation Committee to review and determine the salaries and bonuses of our executive officers, including the Chief Executive Officer, and to establish the general compensation policies for such individuals. The Compensation Committee also has the sole and exclusive authority to make discretionary option grants to our executive officers under our 2000 Stock Incentive Plan.

         The Compensation Committee believes that the compensation programs for our executive officers should reflect our performance and the value created for our stockholders. In addition, the compensation programs should support our short-term and long-term strategic goals and values and should reward individual contribution to our success. We are engaged in a very competitive industry, and our success depends upon our ability to attract and retain qualified executives through the competitive compensation packages we offer to such individuals.

         GENERAL COMPENSATION POLICY. The Compensation Committee's policy is to provide our executive officers with compensation opportunities that are based upon their personal performance, our financial performance and their contribution to that performance and which are competitive enough to attract and retain highly skilled individuals. Each executive officer's compensation package is comprised of three elements: (i) base salary that is competitive with the market and reflects individual performance, (ii) variable performance awards payable in cash and tied to our achievement of financial performance goals and individual accomplishments and (iii) long-term stock-based incentive awards designed to strengthen the mutuality of interests between the executive officers and our stockholders. As an officer's level of responsibility increases, a greater proportion of his or her total compensation will be variable and dependent upon our financial performance and stock price appreciation rather than base salary.

         FACTORS. The principal factors that were taken into account in establishing each executive officer's compensation package for the 2002 fiscal year are described below. However, the Compensation Committee may in its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years.

         BASE SALARY. In setting base salaries, the Compensation Committee reviewed published compensation survey data for its industry. The Committee also identified a group of companies for comparative compensation purposes for which it reviewed detailed compensation data incorporated into their proxy statements. This group was comprised of approximately fifteen companies. The base salary for each officer reflects the salary levels for comparable positions in the published surveys and the comparative group of companies, as well as the individual's personal performance. The relative weight given to each factor varies with each individual in the sole discretion of the Compensation Committee. Each executive officer's base salary is evaluated periodically on the basis of (i) the Compensation Committee's evaluation of the officer's personal performance for the year and (ii) the competitive marketplace for persons in comparable positions. Our performance and profitability may also be a factor in determining the base salaries of executive officers.

         VARIABLE PERFORMANCE AWARDS. The variable performance awards have typically been paid in cash quarterly payments based on the preceding quarterly results. These payments, when the criteria are satisfied, are paid out shortly after the release of the quarterly financial results. The cash awards are tied to a blend of overall company financial performance metrics, individual financial metrics driven by the performance of major product areas and company-wide operating profits before non-cash charges as a percent of revenue. A personalized plan is styled for each executive officer based on the metrics that best reflect their impact over the four quarters of the year. Typically, the Compensation Committee reviews the plans in conjunction with the fiscal year operating plan discussions. During fiscal year 2002, the cash awards were proportionately higher in the second half of the year as compared to the first half of the year, reflecting the corresponding earnings pattern for the company for those periods. In addition to these metric-driven award calculations, the Chief Executive Officer may cancel or decrease a plan payout at his sole discretion for any or all executive officers.

         The company maintains for all other non-officer employees a variable cash compensation plan that is typically paid quarterly to eligible individuals based on the overall Company financial performance. The chief executive officer selects the quarterly payment amount, which typically has been in the range of 4 to 11% of base salary for most employees.

         LONG TERM INCENTIVES. Generally, stock option grants are made from time-to-time by the Compensation Committee to each of the company's executive officers. Each grant is designed to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage the company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of the company's common stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to ten years). Each option becomes exercisable in a series of installments over a multi-year period, contingent upon the officer's continued employment with the company. Accordingly, the option will provide a return to the executive officer only if he or she remains employed by the company during the vesting period, and then only if the market price of the shares appreciates over the option term.

         The size of the option grant to executive officers is set by the Compensation Committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual's current position with the company, the individual's personal performance in recent periods and his or her potential for future responsibility and promotion over the option term. The Compensation Committee also takes into account the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual. The Compensation Committee has established certain guidelines with respect to the option grants made to the executive officers but has the flexibility to make adjustments to those guidelines at its discretion.

         CEO COMPENSATION. In setting the total compensation payable to the company's Chief Executive Officer for the 2002 fiscal year, the Compensation Committee considered that compensation competitive with the compensation paid to the chief executive officers of the companies in the surveyed group.

         COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M). Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers to the extent that compensation exceeds one million dollars per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be performance-based. Non-performance based compensation paid to the company's executive officers for the 2002 fiscal year did not exceed the one million dollar limit per officer, and the Compensation Committee does not anticipate that the non-performance based compensation to be paid to the company's executive officers for fiscal 2003 will exceed that limit. The company's 2000 Stock Incentive Plan has been structured so that any compensation deemed paid in connection with the exercise of option grants made under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as

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performance-based compensation which will not be subject to the one million dollar limitation. Because it is unlikely that the cash compensation payable to any of the company's executive officers in the foreseeable future will approach the one million dollar limit, the Compensation Committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to the company's executive officers. The Compensation Committee will reconsider this decision should the individual cash compensation of any executive officer ever approach the one million dollar level.

         It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the company's performance and the interests of the company's stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

         Submitted by the Compensation Committee of the Board of Directors:


                                                  William P. Wood (Chairman)
                                                  William G. Bock
                                                  H. Berry Cash

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STOCK PERFORMANCE GRAPH

         The graph depicted below shows a comparison of cumulative total stockholder returns for an investment in Silicon Laboratories Inc. common stock, the Nasdaq Stock Market (U.S.) Index and the Nasdaq Electronics Components Index.

                      COMPARISON OF CUMULATIVE TOTAL RETURN
                        AMONG SILICON LABORATORIES INC.,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                   AND THE NASDAQ ELECTRONIC COMPONENTS INDEX



                              [PERFORMANCE GRAPH]


                                                     INDEXED RETURNS
                                   BASE                YEAR ENDING
                                  PERIOD
COMPANY/INDEX                     3/24/00    12/30/00    12/29/01   12/28/02
--------------------------------------------------------------------------------
SILICON LABORATORIES INC.           100       46.37       109.77      64.35
NASDAQ STOCK MARKET (U.S)           100       49.44        40.00      27.39
NASDAQ ELECTRONIC COMPONENTS        100       48.15        33.64      17.97



(1) The graph covers the period from March 24, 2000, the commencement of our initial public offering of shares of our common stock, through December 28, 2002.

(2) The graph assumes that $100 was invested in our common stock on March 24, 2000 at our initial public offering price of $31.00 per share and in each index at the market close on March 24, 2000, and that all dividends were reinvested. No cash dividends have been declared on our common stock.

(3) Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

NO INCORPORATION BY REFERENCE OF CERTAIN PORTIONS OF THIS PROXY STATEMENT

     Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by us under those statutes, neither the preceding Stock Performance Graph, the Audit Committee Report nor the Compensation Committee Report is to be incorporated by reference into any such prior filings, nor shall such graph or report be incorporated by reference into any future filings made by us under those statutes.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         The members of our Board of Directors, the executive officers and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 which require them to file reports with respect to their ownership of the common stock and their transactions in such common stock. Based upon (i) the copies of Section 16(a) reports which we received from such persons for their 2002 fiscal year transactions in the common stock and their common stock holdings, and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 2002 fiscal year, we believe that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its directors, executive officers and greater than ten percent beneficial owners

ANNUAL REPORT

         A copy of the annual report for the 2002 fiscal year has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The annual report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

FORM 10-K

         We filed an annual report on Form 10-K with the Securities and Exchange Commission on January 22, 2003. Stockholders may obtain a copy of this report, without charge, by writing to our Chief Financial Officer, at our principal executive offices located at 4635 Boston Lane, Austin, Texas 78735.

                             THE BOARD OF DIRECTORS OF SILICON LABORATORIES INC.

Dated: March 17, 2003

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

SILICON LABORATORIES INC.

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694


                                                        VOTER CONTROL NUMBER
                                                  --------------------------------


                                                  --------------------------------
                                          YOUR VOTE IS IMPORTANT. PLEASE VOTE IMMEDIATELY.

---------------------------------------------------------------     ----------------------------------------------------------------

                   VOTE-BY-INTERNET  [PICTURE]                                          VOTE-BY-TELEPHONE [PICTURE]

---------------------------------------------------------------     ----------------------------------------------------------------
 1. LOG ON TO THE INTERNET AND GO TO                                 1. CALL TOLL-FREE
    HTTP://WWW.EPROXYVOTE.COM/SLAB                                      1-877-PRX-VOTE (1-877-779-8683)

 2. ENTER YOUR VOTER CONTROL NUMBER LISTED ABOVE                     2. ENTER YOUR VOTE CONTROL NUMBER LISTED ABOVE AND
    AND FOLLOW THE EASY STEPS OUTLINED ON THE SECURED WEBSITE.          FOLLOW THE EASY RECORDED INSTRUCTIONS/
---------------------------------------------------------------     ----------------------------------------------------------------
                                           IF YOU VOTE OVER THE INTERNET OR BY TELEPHONE,
                                                    PLEASE DO NOT MAIL YOUR CARD.


                                      DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL                               ZSILC1
    PLEASE MARK
[X] VOTES AS IN
    THIS EXAMPLE.


                                                                                                               FOR  AGAINST  ABSTAIN
 1. The election of directors:                             2. To ratify the appointment of Ernst & Young LLP   [ ]    [ ]      [ ]
                                                              as independent auditors of Silicon Laboratories
    CLASS II NOMINEES:  (01) David R. Welland                 Inc. for the fiscal year ending January 3, 2004.
                        (02) H. Berry Cash
                                                           In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters
                FOR                     WITHHOLD           as may properly come before the meeting.
                ALL    [ ]          [ ] FROM ALL
              NOMINEES                  NOMINEES

       [ ]______________________________________________   The Board of Directors recommends a vote IN FAVOR OF the directors
       (FOR ALL NOMINEES EXCEPT FOR THOSE WHOSE NUMBER     listed above and IN FAVOR OF the appointment of Ernst & Young LLP.
       YOU WRITE ON THE BLANK ABOVE.)                      This Proxy, when properly executed, will be voted as specified above. IF
                                                           NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE
                                                           ELECTION OF THE DIRECTORS LISTED ABOVE AND IN FAVOR OF THE
                                                           APPOINTMENT OF ERNST & YOUNG LLP.

                                                                   MARK HERE                       MARK HERE
                                                                  IF YOU PLAN                     FOR ADDRESS
                                                                   TO ATTEND    [ ]               CHANGE AND    [ ]
                                                                  THE MEETING                     NOTE AT LEFT

                                                           NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, give full name and title as such.

                                                           PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ACCOMPANYING ENVELOPE.

Signature:___________________________________ Date:_______________ Signature:___________________________________ Date:______________
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                                      DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL                               ZSILC2



                                                     SILICON LABORATORIES INC.

                                                               PROXY

                                           ANNUAL MEETING OF STOCKHOLDERS, APRIL 24, 2003

                                   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                                                     SILICON LABORATORIES INC.


     The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders (the "Annual
Meeting") of Silicon Laboratories Inc., a Delaware corporation, ("Silicon Laboratories") and the Proxy Statement and appoints
Navdeep S. Sooch and Russell J. Brennan, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Silicon Laboratories which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of Silicon Laboratories to be held at the Lady Bird Johnson Wildflower
Center, 4801 La Crosse Avenue, Austin, Texas 78739 on Thursday, April 24, 2003 at 9:30 a.m. Central Time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

-----------------                                                                                                  -----------------
   SEE REVERSE                                                                                                        SEE REVERSE
       SIDE                                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE                                   SIDE
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